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                                                                   EXHIBIT 10.12

                         MANAGEMENT CONSULTING AGREEMENT

                  This MANAGEMENT CONSULTING AGREEMENT ("Agreement") is entered
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into as of November 28, 2001 by and between Salt Holdings Corporation, a
Delaware corporation (the "Company"), and Apollo Management V L.P., a Delaware
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limited partnership ("Apollo").
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                                    RECITALS

                  WHEREAS, the Company and its subsidiaries desire to avail themselves of Apollo's expertise and consequently has requested Apollo to make such expertise available from time to time in rendering certain management consulting and advisory services related to the business and affairs of the Company and its respective subsidiaries and affiliates and the review and analysis of certain financial and other transactions.

                  WHEREAS, Apollo and the Company agree that it is in their respective best interests to enter into this Agreement whereby, for the consideration specified herein, Apollo has provided and shall provide such services as an independent consultant to the Company and its subsidiaries.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                  Section 1. Retention of Apollo. The Company hereby retains
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Apollo, and Apollo accepts such retention, upon the terms and conditions set forth in this Agreement.

                  Section 2. Term. This Agreement shall commence on the date
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hereof and, unless otherwise extended pursuant to the final sentence of this
Section 2, shall terminate on the tenth anniversary of the date hereof (the "Term"). Upon the fifth anniversary of the date hereof, and at the end of each
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year thereafter (each of such fifth anniversary and the end of each year thereafter being a "Year End"), the Term shall automatically be extended for an
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additional year unless notice to the contrary is given by either party at least
30, but no more than 60, days prior to such Year End, as applicable. The provisions of Sections 3(d), 5 and 7 through 13 shall survive the termination of this Agreement.

                  Section 3. Management Consulting Services.
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                  (a)   Apollo shall advise the Company and the Company's
subsidiaries concerning such management matters that relate to proposed financial transactions, acquisitions and other senior management matters related to the business, administration and policies of the Company and its subsidiaries and affiliates, in each case as the Company shall reasonably and

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specifically request by way of written notice to Apollo, which notice shall specify the services required of Apollo and shall include all background material necessary for Apollo to complete such services. Apollo shall devote such time to any such written request as Apollo shall deem, in its discretion, necessary. Such consulting services, in Apollo's discretion, shall be rendered in person or by telephone or other communication. Apollo shall have no obligation to the Company and its subsidiaries as to the manner and time of rendering its services hereunder, and the Company and its subsidiaries shall not have any right to dictate or direct the details of the services rendered hereunder.

     (b) The Company acknowledges and agrees that Apollo (i) has structured the transactions contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 13, 2001, by and among IMC Global,
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Inc., a Delaware corporation ("Seller"), Salt Holdings Corporation, a Delaware
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corporation and a wholly owned subsidiary of Seller, on the one hand, and on the other hand, YBR Holdings LLC, a Delaware limited liability company ("Purchaser")
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and YBR Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Purchaser, (ii) has arranged for financing for the Company and (iii) has provided other services in connection with the transactions contemplated by the Merger Agreement. Apollo agrees to continue to provide services to the Company and its subsidiaries in connection with the consummation of the transactions contemplated by the Merger Agreement.

     (c) Apollo shall perform all services to be provided hereunder as an independent contractor to the Company (or the Company's subsidiaries) and not as an employee, agent or representative of the Company. Apollo shall have no authority to act for or to bind the Company, without its prior written consent.

     (d) This Agreement shall in no way prohibit Apollo or any of its partners or affiliates or any director, officer, partner or employee of Apollo or any of its partners or affiliates from engaging in other activities, whether or not competitive with any business of the Company or any of its respective subsidiaries or affiliates.

     Section 4. Compensation. As consideration for Apollo's agreement to render
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the services set forth in Section 3(a) of this Agreement and as compensation for any such services rendered by Apollo, the Company agrees to pay, or cause its subsidiaries to pay, to Apollo an annual fee of $1,000,000, payable in equal quarterly installments of $250,000 each on the first day of each fiscal quarter (or, if such date is not a business day, on the next business day thereafter).

     As consideration for services rendered and Apollo's agreement to render services as set forth in Section 3(b), the Company agrees to pay, or cause its subsidiaries to pay, to Apollo a fee of $7,000,000, which shall be earned upon consummation of the transactions contemplated by the Merger Agreement.

     Upon presentation by Apollo to the Company of such documentation as may be reasonably requested by the Company, the Company shall reimburse, or cause its subsidiaries to reimburse, Apollo for all out-of-pocket expenses, including, without limitation, legal fees and expenses, and other disbursements incurred by Apollo, its affiliates or any of its affiliates' directors, officers, employees or agents in the performance of Apollo's obligations hereunder,

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whether incurred on, after or prior to the date hereof, including, without limitation, out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement and each of the documents referred to therein.

         Nothing in this Agreement shall have the effect of prohibiting Apollo or any of its affiliates from receiving from the Company or any of its subsidiaries or affiliates any other fees, including any fee payable pursuant to
Section 6.

         Section 5. Indemnification. The Company agrees that it shall, or it
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shall cause its subsidiaries to, indemnify and hold harmless Apollo, its affiliates and its affiliates' directors, officers, employees and agents (collectively, the "Indemnified Persons") on demand from and against any and all
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liabilities, costs, expenses and disbursements (collectively, "Claims") of any kind with respect to or arising from this Agreement or the performance by any Indemnified Person of any services in connection herewith. Notwithstanding the foregoing provision, the Company shall not be liable for any Claim under this
Section 5 arising from the willful misconduct of any Indemnified Person.

         Section 6. Other Services. If the Company or any of its subsidiaries
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shall determine that it is advisable for the Company or such subsidiaries to hire a financial advisor, consultant investment banker or any similar agent in connection with any merger, acquisition, disposition, recapitalization, issuance of securities, financing or any similar transaction, it shall notify Apollo of such determination in writing. Promptly thereafter, upon the request of Apollo, the parties shall negotiate in good faith to agree upon appropriate services, compensation and indemnification for the Company or such subsidiary to hire Apollo or its affiliates for such services. The Company and its subsidiaries may not hire any person, other than Apollo or its affiliates, for any services, unless all of the following conditions have been satisfied: (a) the parties are unable to agree after 30 days following receipt by Apollo of such written notice, (b) such other person has a reputation that is at least equal to the reputation of Apollo in respect of such services, (c) ten business days shall have elapsed after the Company or such subsidiary provides a written notice to Apollo of its intention to hire such other person, which notice shall identify such other person and shall describe in reasonable detail the nature of the services to be provided, the compensation to be paid and the indemnification to be provided (d) the compensation to be paid is not more than Apollo was willing to accept in the negotiations described above, and (e) the indemnification to be provided is not more favorable to the Company or the applicable subsidiary than the indemnification that Apollo was willing to accept in the negotiations described above. In the absence of an express agreement to the contrary, at the closing of any merger, acquisition or similar transaction, Apollo shall receive a fee equal to 1% of the aggregate enterprise value paid or provided by the Company (including the aggregate value of (x) equity securities, warrants, rights and options acquired or retained, (y) indebtedness acquired, assumed or refinanced and (z) any other consideration or compensation paid in connection with such transaction).

         Section 7. Notices. All notices, requests, consents and other
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communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

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            if to Apollo, to:

                 Apollo Management V L.P.
                 1301 Avenue of the Americas
                 38th Floor
                 New York, New York 10019
                 Attention: Scott Kleinman
                 Telecopier: (212) 515-3232;

            if to the Company:

                 Salt Holdings Corporation
                 8300 College Park Boulevard
                 Overland Park, Kansas 66210
                 Attention:   Chief Executive Officer

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

            Section 8.  Benefits of Agreement. This Agreement shall bind and
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inure to the benefit of Apollo, the Company, the Company's subsidiaries, the
Indemnified Persons and any successors to or assigns of Apollo and the Company; provided, however, that other than any assignment to an affiliate of Apollo,
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this Agreement may not be assigned by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld in the case of any assignment by Apollo. Upon Apollo's request, the Company shall cause its subsidiaries to become parties hereto directly in order to avail themselves of the services hereunder.

            Section 9.  Governing Law. This Agreement shall be governed by and
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construed and enforced in accordance with the laws of the State of New York
(without giving effect to principles of conflicts of laws).

            Section 10. Headings. Section headings are used for convenience only
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and shall in no way affect the construction of this Agreement.

            Section 11. Entire Agreement; Amendments. This Agreement contains
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the entire understanding of the parties with respect to its subject matter, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

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            Section 12. Counterparts. This Agreement may be executed in
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counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            Section 13. Waivers. Any party to this Agreement may, by written
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notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

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           IN WITNESS WHEREOF, the parties have duly executed this Management
Consulting Agreement as of the date first above written.

                                    SALT HOLDINGS CORPORATION



                                    By: ___________________________________
                                        Name:
                                        Title:



                                    APOLLO MANAGEMENT V L.P.



                                    By: ___________________________________
                                        Name:
                                        Title: